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                                                                    EXHIBIT 8.2





                    [Weil, Gotshal & Manges LLP Letterhead]


                               ___________, 1997


Chancellor Broadcasting Company
12655 N. Central Expressway
Suite 405
Dallas, Texas  75243

Ladies & Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of (i) the merger (the "Merger") of Chancellor Broadcasting Company, a Delaware corporation (the "Company"), with and into Evergreen Mezzanine Holdings Corporation, a Delaware corporation ("EMHC"), and a direct wholly-owned subsidiary of Evergreen Media Corporation, a Delaware corporation ("Evergreen"), and (ii) the merger (the "Subsidiary Merger") of Chancellor Radio Broadcasting Company, a Delaware corporation ("Radio Broadcasting"), with and into Evergreen Media Corporation of Los Angeles, a Delaware corporation ("EMCLA").

     In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Merger among the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA dated as of July __, 1997 (the "Merger Agreement"), the Joint Proxy Statement and Prospectus (the "Joint Proxy Statement") included in the Registration Statement on Form S-4, as filed by Evergreen with the Securities and Exchange Commission on ______ __, 1997, in which the Joint Proxy Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we have deemed relevant and necessary through consultation with various officers and representatives of the Company, Radio Broadcasting, Evergreen, EMHC and EMCLA.

                  Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger and the Subsidiary Merger set forth in the Merger Agreement, the Joint Proxy Statement, and the Registration Statement, (2) the consummation of the Merger and the Subsidiary Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Joint Proxy Statement and the Registration Statement and
(3) the accuracy of (i) the representations made by the Company and by Radio Broadcasting, which are





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Chancellor Broadcasting Company
_______________, 1997
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set forth in the Certificates delivered to us by the Company and Radio
Broadcasting, dated the date hereof, (ii) the representations made by Evergreen, EMHC and EMCLA which are set forth in the Certificate delivered to us by Evergreen, EMHC and EMCLA dated the date hereof, and (iii) the representations made by certain shareholders of the Company and of Radio Broadcasting in Certificates delivered to us by such persons, dated the date hereof.

     Based on the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that for federal income tax purposes:

     1. The Merger and the Subsidiary Merger will each constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. No gain or loss will be recognized by stockholders of the Company with respect to shares of common stock of Evergreen received in the Merger in exchange for shares of common stock of the Company, or with respect to shares of Evergreen convertible preferred stock received in the Merger in exchange for shares of Company convertible preferred stock, except with respect to cash received by dissenters or in lieu of fractional shares of Evergreen common stock.

     3. No gain or loss will be recognized by stockholders of Radio Broadcasting with respect to shares of EMCLA preferred stock received in the Subsidiary Merger in exchange for shares of Radio Broadcasting preferred stock, except with respect to cash received by dissenters.

We express no opinion concerning any tax consequences of the Merger or the Subsidiary Merger other than those specifically set forth herein.

     Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or in the facts and circumstances surrounding the Merger or the Subsidiary Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                                        Very truly yours,